EXHIBIT 10.67

GUARANTY AND SURETYSHIP AGREEMENT

THIS GUARANTY AND SURETYSHIP AGREEMENT (this “Guaranty”), dated as of November 14,2003, made by RADNOR HOLDINGS CORPORATION, a Delaware corporation (“Guarantor”), to POL (NC) QRS 15-25, INC., a Delaware corporation (“Landlord”).

W I T N E S S E T H :

WHEREAS, Landlord, as lessor, has entered into a Lease Agreement dated February 25, 2003 (the “Lease”), in which Landlord leased to POLAR PLASTICS (NC) INC., a North Carolina corporation (“Polar”) certain premises situated in Mooresville, North Carolina (the “Leased Premises”); and

WHEREAS, pursuant to the terms of that certain Assignment and Assumption of Lease dated as of the date hereof (the “Assignment”), Polar assigned to WinCup Holding, Inc., a Delaware corporation (“Tenant”) and Tenant assumed from Polar all of Polar’s rights, title and interest in, under and to the Lease; and

WHEREAS, all of the issued and outstanding common stock of Tenant is owned by Guarantor; and

WHEREAS, the execution and delivery by Guarantor of this Guaranty is a material inducement to Landlord’s consent to the Assignment, and Guarantor expects to derive financial benefit from the Assignment and the Lease.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged by Guarantor, and intending to be legally bound, Guarantor hereby agrees as follows:

ARTICLE I.

GUARANTEE

1.01 Guaranteed Obligations. Guarantor hereby absolutely unconditionally and irrevocably guarantees to and becomes surety for Landlord and its successors and assigns for the due, punctual and full payment, performance and observance of, and covenants with Landlord to duly, punctually and fully pay and perform, the following (collectively, the “Guaranteed Obligations”):

(a) the full and timely payment of all Rent and all other amounts due or to become due to Landlord from Tenant under the Lease or any other agreement or instrument executed in connection therewith, whether now existing or hereafter arising, contracted or incurred (collectively, the “Monetary Obligations”); and

(b) all covenants, agreements, terms, obligations and conditions, undertaking and duties contained in the Lease to be observed, performed by or imposed by or imposed upon Tenant under the Lease, whether now existing or hereafter arising, contracted or incurred (collectively, the “Performance Obligations”), as and when such payment, performance or observance shall become due (whether by acceleration or otherwise) in accordance with the terms of the Lease, which terms are incorporated herein by reference. If for any reason any Monetary Obligation shall not be paid promptly when due, Guarantor shall, immediately upon demand, pay the same to Landlord. If for any reason Tenant shall fail to perform or observe any Performance Obligation, Guarantor shall, immediately upon demand, perform and observe the same or cause the same to be performed or observed. Guarantor acknowledges and agrees that the Monetary Obligations include, without limitation, Rent and other sums accruing and/or becoming due under the Lease following the commencement by or against Tenant of any action under the United States Bankruptcy Code or other similar statute. Guarantor shall pay all Monetary Obligations to Landlord at the address and in the manner set forth in the Lease or at such other address as Landlord shall notify Guarantor in writing.

1.02 Guaranty Unconditional. The obligations of Guarantor hereunder are continuing, absolute and unconditional, irrespective of any circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. Without limiting the generality of the foregoing, the obligations of Guarantor hereunder shall remain in full force and effect without regard to, amd shall not be released, discharged, abated, impaired or in any way affected by:

(a) any amendment, modification, extension, renewal or supplement to the Lease or any termination of the Lease or any interest therein;

(b) any assumption by any party of Tenant’s or any other party’s obligations under, or Tenant’s or any other party’s assignment of any of its interest in, the Lease;

(c) any exercise or nonexercise of or delay in exercising any right, remedy, power or privilege under or in respect of this Guaranty or the Lease or pursuant to applicable law (even if any such right, remedy, power or privilege shall be lost thereby), including, without limitation, any so-called self-help remedies, or any waiver, consent, compromise, settlement, indulgence or other action or inaction in respect thereof;

(d) any change in the financial condition of Tenant, the voluntary or involuntary liquidation, dissolution, sale of all or substantially all of the assets, marshalling of assets and liabilities, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting Landlord, Tenant or Guarantor or any of their assets or any impairment, modification, release or limitation of liability of Landlord, Tenant or Guarantor or their respective estates in bankruptcy or of any remedy for the enforcement of such liability resulting from the operation of any present or future provision of the United States Bankruptcy Code or other similar statute or from the decision of any court;

(e) any extension of time for payment or performance of the Guaranteed Obligations or any part thereof;

(f) the genuineness, invalidity air unenforceability of all or any portion or provision of the Lease;

(g) any defense that may arise by reason of the failure of Landlord to file or enforce a claim against the estate of Tenant in any bankruptcy or other proceeding;

(h) the release or discharge of or accord and satisfaction with of Tenant or any other person or entity from performance or observation of any of the agreements, covenants, terms or conditions contained in the Lease by operation of law or otherwise;

(i) the failure of Landlord to keep Guarantor advised of Tenant’s financial condition, regardless of the existence of any duty to do so;

(j) any assignment by Landlord of all of Landlord’s right, title and interest in, to and under the Lease and/or this Guaranty as collateral security for any Loan;

(k) any present or future law or order of any government (de jure or de facto) or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any or all of the obligations, covenants or agreements of Tenant under the Lease (except by payment in full of all Guaranteed Obligations) or Guarantor under this Guaranty (except by payment in full of all Guaranteed Obligations);

(l) the default or failure of Guarantor fully to perform any of its obligations set forth in this Guaranty;

(m) any actual, purported or attempted sale, assignment or other transfer by Landlord of the Lease or the Leased Premises or any part thereof or of any of its rights, interests or obligations thereunder;

(n) any merger or consolidation Tenant into or with any other entity, or any sale, lease, transfer or other disposition of any or at of Tenant’s assets or any sale, transfer or other disposition of any or all of the shares of capital stock or other securities of Tenant or any affiliate of Tenant to any other person or entity;

(o) Tenant’s failure to obtain, protect, preserve or enforce any rights in or to the Lease or the Leased Premises or any interest therein against any party or the invalidity or unenforceability of any such rights; or

(p) any other event, action, omission or circumstances which might in any manner or to any extent impose any risk to Guarantor or which might otherwise constitute a legal or equitable release or discharge of a guarantor or surety;

all of which may be given or done without notice to, or consent of, Guarantor.

No setoff, claim, reduction or diminution of any obligation, or any defense of any kind or nature which Tenant or Guarantor now has or hereafter may have against Landlord shall be available hereunder to Guarantor against Landlord.

1.03 Disaffirmance of Lease. Guarantor agrees that, in the event of rejection or disaffirmance of the Lease by Tenant or Tenant’s trustee in bankruptcy pursuant to the United States Bankruptcy Code or any other law affecting creditors’ rights, Guarantor will, if Landlord so requests, assume all obligations and liabilities of Tenant under the Lease, to the same extent as if Guarantor had been originally named instead of Tenant as a party to the Lease and there had been no rejection or disaffirmance; and Guarantor will confirm such assumption in writing at the request of Landlord on or after such rejection or disaffirmance. Guarantor, upon such assumption, shall have all rights of Tenant under the Lease (to the extent permitted by law).

1.04 No Notice or Duty to Exhaust Remedies. Guarantor hereby waives notice of any default in the payment or non-performance of any of the Guaranteed Obligations (except as expressly required hereunder), diligence, presentment, demand, protest and all notices of any kind. Guarantor agrees that liability under this Guaranty shall be primary and hereby waives any requirement that Landlord exhaust any right or remedy, or proceed first or at any time, against Tenant or any other guarantor of, or any security for any, of the Guaranteed Obligations. Guarantor hereby waives notice of any acceptance of this Guaranty and all matters and rights which may be raised in avoidance of, or in defense against, any action to enforce the obligations of Guarantor hereunder. Guarantor hereby waives any and all suretyship defenses or defenses in the nature thereof without in any manner limiting any other provision of this Guaranty. This Guaranty constitutes an agreement of suretyship as well as of guaranty, and Landlord may pursue its rights and remedies under this Guaranty and under the Lease in whatever order, or collectively, and shall be entitled to payment and performance hereunder notwithstanding any action taken by Landlord or inaction by Landlord to enforce any of its rights or remedies against any other guarantor, person, entity or property whatsoever. This Guaranty is a guaranty of payment and performance and not merely of collection.

Landlord may pursue its rights and remedies under this Guaranty notwithstanding any other guarantor of or security for the Guaranteed Obligations or any part thereof. Guarantor authorizes Landlord, at its sole option, without notice or demand and without affecting the liability of Guarantor under this Guaranty, to terminate the Lease, either in whole or in part, in accordance with its terms

Each default on any of the Guaranteed Obligations shall give arise to a separate cause of action and separate suits may be brought hereunder as each cause of action arises or, at the option of Landlord any and all causes of action which arise prior to or after any suit is commenced hereunder may be included in such suit.

1.05 Subrogation. Notwithstanding any payments made or obligations performed by Guarantor by reason of the Guaranty (including but not limited to application of funds on account of such payments or obligations), Guarantor hereby irrevocably waives and releases any and all rights it may have, at any time, whether arising directly or indirectly, by operation of law, contract or otherwise, to assert any claim against Tenant or any other person or entity or against any direct or indirect security on account of payments made or obligations performed under or pursuant to this Guaranty, including without limitation any and all rights of subrogation, reimbursement, exoneration, contribution or indemnity, and any and all rights that would result in Guarantor being deemed a “creditor” under the United States Bankruptcy Code of Tenant or any other person or entity. If any payment shall be paid to Guarantor on account of any subrogation rights, each and every amount so paid shall immediately be paid to Landlord to be credited and applied upon any of the Guaranteed Obligations, whether or not then due and payable. Every claim or demand which Guarantor may have against Tenant shall be fully subordinate to al Guaranteed Obligations.

ARTICLE II.

REPRESENTATIONS, WARRANTIES AND COVENANTS

2.01 Representations and Warranties. The representations and warranties made by Guarantor in that certain Guarantor’s Certificate of even date herewith made by Guarantor in favor of the Landlord are hereby incorporated by reference herein (with all related definitions). Guarantor hereby represents and warrants to Landlord as provided therein.

2.02 Financial Statements; Books and Records.

(a) Guarantor shall keep adequate records and books of account with respect to the finances and business of Guarantor generally and with respect to the Leased Premises, in accordance with United States’ generally accepted accounting principals (“GAAP”) consistently applied, and shall permit Landlord and Lender by their respective agents, accountants and attorneys, upon reasonable notice to Guarantor, to visit and inspect the Leased Premises and examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Guarantor, at such reasonable times as may be requested by Landlord or Lender. Upon the request of Lender or Landlord (either telephonically or in writing), Guarantor shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

(b) Guarantor shall deliver to Landlord and to Lender within one hundred twenty (120) days of the close of each fiscal year, annual audited consolidated financial statements (which shall include without limitation income statements, balance sheets and statements of cash flows) of Guarantor (which shall include Tenant) prepared by independent certified public accountants. Guarantor shall also furnish to Landlord within sixty (60) days after the end of each of the three remaining fiscal quarters unaudited consolidated financial statements (which shall include Tenant) and all other quarterly reports of Guarantor, certified by Guarantor’s chief financial officer, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements of Guarantor shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Guarantor, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Guarantor has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Guarantor has fulfilled all of its obligations under this Guaranty which are required to be fulfilled on or prior to the date of such affidavit.

2.03 Notice of Certain Events. Promptly upon becoming aware thereof, Guarantor shall give Landlord notice of (i) the commencement, existence or threat of any proceeding by or before any duly constituted governmental authority or agency against or affecting Guarantor which, if adversely decided, would have a material adverse effect on the business, operations or condition, financial or otherwise, of Guarantor or on its ability to perform its obligations hereunder or (ii) any material adverse change in the business, operations or condition, financial or otherwise, of Guarantor.

2.04 Estoppel Certificates. Guarantor shall, at any time upon not less than ten (10) days’ prior written request by Landlord or Lender, deliver to the party requesting the same a statement in writing, executed by the president or a vice president of Guarantor, certifying (i) that, except as otherwise specified, this Guaranty is unmodified and in full force in effect, (ii) that Guarantor is not in default hereunder and that no event has occurred or condition exists which with the giving of notice or the passage of time or both would constitute a default hereunder, (iii) that Guarantor has no defense, setoff or counterclaim against Landlord arising out of or in any way related to this Guaranty, (iv) that, except as otherwise specified, there are no proceedings pending or, to the knowledge of Guarantor, threatened against Guarantor before any court, arbiter or administrative agency which, if adversely decided, could have a material adverse effect on the business, operations or conditions, financial or otherwise, of Guarantor or on its ability to perform its obligations hereunder and (v) such other matters as Landlord or Lender may reasonably request.

2.05 Financial Covenants. Guarantor hereby covenants and agrees to comply, and to the extent applicable, to cause Tenant to comply, with all of the covenants and agreements described in Exhibit A attached hereto and made a part hereof.

ARTICLE III.

EVENTS OF DEFAULT

3.01 Events of Default. The occurrence of any one or more of the following shall constitute an “Event of Default” under this Guaranty:

(a) a failure by Guarantor to make any payment of any Monetary Obligation, regardless of the reason for such failure;

(b) a failure by Guarantor to perform and observe, or a violation or breach of, any other provision hereof not otherwise specifically mentioned in this Section 3.01;

(c) any representation or warranty made by Guarantor herein or in any certificate, demand or request made pursuant hereto proves to be untrue or incorrect, now or hereafter, in any material respect;

(d) a final, non-appealable judgment or judgments for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against Guarantor and the same shall remain undischarged for a period of one hundred and twenty (120) consecutive days;

(e) Guarantor shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) seek or consent to the appointment of a receiver for itself or its assets, (C) file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (D) make a general assignment for the benefit of creditors, or (E) be unable to pay its debts as they mature;

(f) a court shall enter an order, judgment or decree appointing, without the consent of Guarantor, a receiver or trustee for it or approving a petition filed against Guarantor which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain undischarged or unstayed sixty (60) days after it is entered;

(g) Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution;

(h) Guarantor shall sell or transfer or enter into an agreement to sell or transfer all or substantially all of its assets in violation of the terms and provisions of this Guaranty;

(i) Guarantor shall fail to comply with the provisions of Exhibit A hereto; or

(j) There shall occur and be continuing beyond any applicable notice, cure or grace period a default under the Indenture (as defined in Exhibit A hereto) the effect of which default is to cause acceleration of Guarantor’s obligations under the Indenture so as to cause them to become due prior to their stated maturity and, in such case, no waiver, forbearance or extension agreement is then in effect.

ARTICLE IV.

MISCELLANEOUS

4.01 Effect Of Bankruptcy Proceedings. This Guaranty shall continue to be effective, or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Landlord as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, all as though such payment had not been made. Guarantor hereby agrees to indemnify Landlord against, and to save and hold Landlord harmless from any required return by Landlord, or recovery from Landlord, of any such payment because of its being deemed preferential under applicable bankruptcy, receivership or insolvency laws, or for any other reason. If an Event of Default at any time shall have occurred and be continuing or exist and declaration of default or acceleration under or with respect to the Lease shall at such time be prevented by reason of the pendency against Tenant of a case or proceeding under any bankruptcy or insolvency law, Guarantor agrees that, for purposes of this Guaranty and its obligations hereunder, the Lease shall be deemed to have been declared in default or accelerated with the same effect as if the Lease had been declared in default and accelerated in accordance with the terms thereof, and Guarantor shall forthwith pay and perform the Guaranteed Obligations in full without further notice or demand.

4.02 Further Assurances. From time to time upon the request of Landlord, Guarantor shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Landlord may deem necessary or desirable to confirm this

Guaranty, to carry out the purpose and intent hereof or to enable Landlord to enforce any of its rights hereunder.

4.03 Amendments, Waivers, Etc. This Guaranty cannot be amended, modified, waived, changed, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of such amendment, modification, waiver, change, discharge or termination is sought.

4.04 No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of Landlord in exercising any right, power or privilege under this Guaranty or the Lease shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of Landlord under this Guaranty are cumulative and not exclusive of any rights or remedies which Landlord would otherwise have under the Lease, at law or in equity.

4.05 Notices. All notices, request, demands, directions and other communications (collectively “notices”) under the, provisions of this Guaranty shall be in writing (including facsimile communication) unless otherwise expressly permitted hereunder and shall be sent by first-class or first-class express mail, or facsimile with confirmation in writing mailed first-class, in all cases with charges prepaid, and any such properly given notice shall be effective when received. All notices shall be sent to the applicable party addressed, if to Landlord, at the address set forth in the Lease, and, if to Guarantor, at Three Radnor Corporate Center, Suite 300, Radnor, PA 19087, Attn: Caroline J. Williamson, Esq., or in accordance with the last unrevoked written direction from such part to the other party.

4.06 Expenses. Guarantor agrees to pay or cause to be paid and to save Landlord harmless against liability for the payment of all reasonable out-of-pocket expenses, including fees and expenses of counsel for Landlord, incurred by Landlord from time to time arising in connection with Landlord’s enforcement or preservation of rights under this Guaranty or the Lease, including but not limited to such expenses as may be incurred by Landlord in connection with any default by Guarantor of any of its obligations hereunder or by Tenant of any of its obligations under the Lease.

4.07 Survival. All obligations of Guarantor to make payments to or indemnify Landlord shall survive the payment and performance in full of the Guaranteed Obligations.

4.08 Severability. If any term or provision of this Guaranty or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Guaranty, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Guaranty shall be valid and enforceable to the fullest extent permitted by law.

4.09 Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

4.10 Governing Law. (a) This Guaranty was negotiated in New York, and accepted by Landlord in the State of New York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contract made and performed in such State and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this Guaranty, and the Guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to § 5-1401 of the New York General Obligations Law.

(b) Any legal suit, action or proceeding against Guarantor or Landlord arising out of or relating to this Guaranty shall be instituted in any federal or state court in New York, New York, pursuant to § 5-1402 of the New York General Obligations Law, and Guarantor waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding. Guarantor does hereby designate and appoint the Secretary of State for the State of New York, as its authorized agent to accept and acknowledge on its behalf service of any and all process which may be served in any such suit, action or proceeding in any federal or state court in New York, New York, and agrees that service of process upon said agent at said address (or at such other office in New York, New York as may be designated by Guarantor from time to time in accordance with the terms hereof) with a copy to Three Radnor Corporate Center, Suite 300, Radnor, PA 19087, Attn: Caroline J. Williamson, Esq., and written notice of said service of Guarantor mailed or delivered to Guarantor in the manner provided herein shall be deemed in every respect effective service of process upon Guarantor, in any such suit, action or proceeding in the State of New York. Guarantor (i) shall give prompt notice to the Landlord of any change of address of its authorized agent hereunder, (ii) may at any time and from time to time designate a substitute authorized agent with an office in New York, New York (which office shall be designated as the address for service of process), and (iii) shall promptly designate such a substitute if its authorized agent ceases to have an office in New York, New York or is dissolved without leaving a successor.

4.11 Successors and Assigns. This Guaranty shall bind Guarantor and its successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns.

4.12 Incorporation of Recitals; Definitions. The recitals set forth on page 1 of this Guaranty are hereby specifically incorporated into the operative terms of this Guaranty as if fully set forth. Terms not otherwise specifically defined herein shall have the meanings set forth in the Lease.

4.13 Rights of Lender. Guarantor acknowledges that the rights of Landlord under this Guaranty may be assigned to Lender and upon such assignment Lender shall have all of the rights and benefits of Landlord hereunder.

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

ATTEST:		RADNOR HOLDINGS CORPORATION, a
Delaware Corporation

By:	/s/ CJWilliamson	By:	/s/ CJWilliamson

Title:	Secretary	Title:	VP & Corporate Counsel

[Corporate Seal]

Exhibit A

FINANCIAL COVENANTS

1. Corporate Existence, Mergers, Etc.

(a) Guarantor shall, and shall cause Tenant to, maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. Guarantor shall, and shall cause Tenant to qualify and remain qualified as a corporation in each jurisdiction in which failure to receive or retain such qualification would have an adverse effect on the business, operations or financial condition of the enterprise comprised of the Guarantor and Tenant taken as a whole.

(b) Guarantor shall not consolidate with or merge into any other Person unless, immediately following such consolidation or merger (i) the surviving corporation shall have, on a proforma basis, an adjusted Consolidated Net Worth of not less than the Guarantor’s Consolidated Net Worth immediately preceding such consolidation or merger; (ii) the Board of Directors of Guarantor and Tenant immediately prior to such merger or consolidation remains in control following such merger or consolidation; and (iii) the senior management of Tenant does not change in any material respect following such merger or consolidation. Notwithstanding the foregoing, Tenant shall have the right to effect a change of control if same is permitted under and otherwise in accordance with Paragraph 21(i) of the Lease.

(c) Guarantor shall not (nor shall it permit Tenant to) in a single transaction or series of related transactions, sell or convey, transfer, abandon or lease all or substantially all of its assets to any Person. Notwithstanding the foregoing, Tenant shall have the right in a single transaction or a series of related transactions to sell or convey all or substantially all of its assets to a Person if the following conditions are met: (i) assignment is permitted under and otherwise in accordance with Paragraph 21(h) of the Lease; and (ii) the Lease is assigned to such Person.

2. Restricted Payments. If, at any time, that certain Indenture for $135,000,000 in 11% Senior Notes due 2010, dated as of March 11, 2003, among Guarantor, as issuer; Radnor Chemical Corporation et al, as guarantors; and Wachovia Bank, National Association, as trustee, or such other instrument or agreement as may be entered into to replace such Indenture on terms materially similar thereto (collectively, the “Indenture”), shall cease to be in effect, then Guarantor shall not, directly or indirectly make, or cause or permit Tenant to make, any Restricted Payment so long as either (a) Tenant’s Net Worth is less than $40,000,000 or (b) an Event of Default (after the expiration of any applicable period as provided in Section 22(b) of the Lease) under the following sections of the Lease shall be then continuing: (1) Section 22(a)(i); (2) Section 22(a)(ii); (3) Section 22(a)(iii); (4) Section 22(a)(iv); (5) Section 22(a)(v); (6) Section 22(a)(vi); (7) Section 22(a)(viii); (8) Section 22(a)(ix); (9) Section 22(a)(x); (10) Section 22(a)(xii)(A); (11) Section 22(a)(xiii) (but not as to the removal of the LTD Molds); (12) Section 22(a)(xv); or (13) Section 22(a)(xvi).

3.	Definitions. For the purpose of this Exhibit “A” the following terms shall have the following meanings:

“Consolidated Net Worth” shall mean, at any date, the net worth of Guarantor and Tenant on a consolidated basis, determined in accordance with GAAP.

Exhibit A

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America, applied on a consistent basis.

“Net Worth” shall mean net worth as determined in accordance with GAAP.

“Person” shall mean an individual, partnership, association, corporation or other entity.

“Restricted Payment” shall mean include (a) any direct or indirect purchase, redemption or other acquisition or retirement for value of any equity security of Tenant or any option, warrant or right to acquire any such equity security, or any security convertible into or exchangeable for any such equity security, (b) any dividend, distribution, loan advance, guarantee, extension of credit or other payment of transfer, whether in cash or property and whether direct or indirect, to or for the benefit any person holding an equity interest in the Tenant, whether or not such interest is evidenced by a security, or any affiliate of any such Person, and (c) any direct or indirect purchase, redemption, prepayment or other acquisition or retirement for value, prior to its stated maturity, scheduled repayment or scheduled sinking fund payment of any subordinated debt of the Tenant held by any Person described in clause (b) above.